PART III
Explanatory Note

iConsumer Corp. has prepared this Form 1-A/A solely for the purpose of filing Exhibit 12.

INDEX TO EXHIBITS
2.1	Amended Certificate of Incorporation*
2.2	Bylaws*
3.1	Certificate of Designations*
4	Form of Subscription Agreement*
6.1	Amended and Restated Software Licenses and Services Agreement with Outsourced Site Services, LLC dated May 25, 2016*
6.2	Form of Broker-Dealer Services Agreement with FundAmerica Securities LLC*
7	Recapitalization and Exchange Agreement dated July 6, 2015*
8	Form of Escrow Agreement*
11	Auditors’ Consent*
12	Opinion of KHLK LLP
13	“Testing the Waters” materials*
* Previously filed

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 11, 2016.

iConsumer Corp., Inc.

By	/s/ Robert N. Grosshandler
Robert N. Grosshandler, Chief Executive Officer of iConsumer Corp. Inc.
This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert N. Grosshandler
Robert N. Grosshandler, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Sole Director
Date: July 11, 2016